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                                                                    EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com in the Registration Statements on Form S-3 (Nos. 333-71863, 333-85047, and 333-90587) and Form S-8 (Nos. 033-06745 and 033-
86742) of CMGI, Inc. and in this current report on Amendment No. 2 to Form 8-K/A filed on November 17, 1999.


/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 17, 1999